EXHIBIT 8


                              Power of Attorney for
                           Schedule 13D and Amendments


Each of the undersigned hereby appoints David Goldberg as attorney-in-fact and agent, in all capacities, to execute, on behalf of each of the undersigned, and to file with the appropriate issuers, exchanges and regulatory authorities, any and all Schedules 13D and documents relating thereto required to be filed under the Securities and Exchange Act of 1934, including exhibits, attachments and amendments thereto. Each of the undersigned hereby grants to said attorney-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as each of the undersigned could if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each of the undersigned acknowledges that the foregoing attorney-in-fact, serving in such capacity at the request of each of the undersigned is not assuming any of each such individual's responsibilities to comply with the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations under each of such.

Each of the undersigned hereby executes this Power of Attorney as of this 9th day of March 2006.

                          /s/ B. Wayne Hughes
                          --------------------------
                          B. Wayne Hughes

                          /s/ B. Wayne Hughes, Jr.
                          --------------------------
                          B. Wayne Hughes, Jr.

                          /s/ Tamara Hughes Gustavson
                          --------------------------
                          Tamara Hughes Gustavson